      As filed with the Securities and Exchange Commission on February 17, 1999

                                             Registration No. 333-
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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                     ____________

                                      FORM S-8
                               REGISTRATION STATEMENT
                                      UNDER THE
                                SECURITIES ACT OF 1933
                                     ____________

                                    LANDAUER, INC.
               (Exact name of registrant as specified in its charter)

               DELAWARE                                     06-1218089
     (State or other jurisdiction                        (I.R.S. Employer
     of incorporation or organization)                  Identification No.)

              2 SCIENCE ROAD
            GLENWOOD, ILLINOIS                              60425-1586
(Address of Principal Executive Offices)                    (Zip Code)

                LANDAUER, INC. AMENDED AND RESTATED 1996 EQUITY PLAN
            LANDAUER, INC. 1997 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                              (Full title of the plan)

                                    BRENT A. LATTA
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    LANDAUER, INC.
                                    2 SCIENCE ROAD
                            GLENWOOD, ILLINOIS 60425-1586
                                    (708) 755-7000
                         (Name, address and telephone number,
                      including area code, of agent for service)

                                   _______________


                           CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
                                        Proposed Maximum    Proposed Maximum
  Title of Securities    Amount to be   Offering Price     Aggregate Offering      Amount of
   to be Registered       Registered      Per Share(1)           Price          Registration Fee
------------------------------------------------------------------------------------------------
 Common Stock,
 without par value      460,000 shares      $29.8125         $13,713,750.00        $3,812.42
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------


(1) Estimated for the Common Stock solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock of the Company on the American Stock Exchange on February 12, 1999, pursuant to Rule 457(h) under the Securities Act of 1933.

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

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents which have heretofore been filed by Landauer, Inc. (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998.

          2. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since September 30, 1998; and

          3. The description of the Common Stock, $.10 par value per share ("Common Stock"), of the Company contained in the Company's Registration Statement on Form S-4, dated November 24, 1987.

          All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

          Any statements contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          In accordance with Section 102(b)(7) of the General Corporation Law of Delaware, Article Eleventh of the Company's Certificate of Incorporation contains a provision providing that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for breach of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

          Section 145 of the General Corporation Law of Delaware permits or requires indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article VI of the Company's By-laws contains provisions for the indemnification of directors, officers and employees of the Company generally within the limitations of
Section 145.

          The Company is a party to indemnification agreements with each of its directors, each of which provides for indemnification of such director against certain liabilities incurred in his or her capacity as such, which may include liabilities under the Securities Act.

          The Company also maintains a directors' and officers' liability insurance policy which provides for indemnification of its directors and officers against certain liabilities incurred in their capacities as such, which may include liabilities under the Securities Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

    4.1 Certificate of Incorporation of the Company, as amended through February 4, 1993 (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K for the fiscal year ended September 30, 1993).

    4.2 By-laws of the Company (incorporated by reference to Exhibit 3(b) to the Annual Report on Form 10-K for the fiscal year ended September 30, 1992).

   *5.1        Opinion of Sidley & Austin.

  *23.1        Consent of Arthur Anderson LLP.

  *23.2        Consent of Sidley & Austin (contained in Exhibit 5.1 hereto).

  *24.1        Powers of Attorney (included on signature pages).

  *99.1        Landauer, Inc. Amended and Restated 1996 Equity Plan

   99.2 Landauer, Inc. 1997 Non-Employee Directors Stock Option Plan (incorporated by reference as Exhibit 10(i) to the Annual Report on Form 10-K for the fiscal year ended September 30, 1996).

_____________________
*  filed herewith


ITEM 9.   UNDERTAKINGS.

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the shares of Common Stock being registered hereby which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
               Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Glenwood, State of Illinois, on this 17th day of February, 1999.


                                   LANDAUER, INC.


                                   By:  /s/ Brent A. Latta
                                        -------------------------------
                                        Brent A. Latta
                                        President and
                                        Chief Executive Officer








                                  POWER OF ATTORNEY

          We, the undersigned officers and directors of Landauer, Inc., hereby severally constitute and appoint Brent A. Latta and James M. O'Connell, and either of them singly, our true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorneys-in-fact, or his or their substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                                   Title                         Date
      ---------                                   -----                         ----
/s/ Brent A. Latta                      President and Chief Executive      February 17, 1999
------------------------------          Officer (Principal Executive
Brent A. Latta                          Officer) and Director


/s/ James M. O'Connell                  Vice President, Treasurer,         February 17, 1999
------------------------------          Secretary and Chief Financial
James M. O'Connell                      Officer (Principal Financial
                                        and Accounting Officer)


/s/ Marvin G. Schorr                    Director                           February 17, 1999
------------------------------
Marvin G. Schorr


/s/ Robert J. Cronin                    Director                           February 17, 1999
------------------------------
Robert J. Cronin

                                      II-4


/s/ Gary D. Eppen                       Director                           February 17, 1999
------------------------------
Gary D. Eppen


/s/ Thomas A. Fulton                    Director                           February 17, 1999
------------------------------
Thomas A. Fulton


/s/ Richard R. Risk                     Director                           February 17, 1999
------------------------------
Richard R. Risk


/s/ Paul B. Rosenberg                   Director                           February 17, 1999
------------------------------
Paul B. Rosenberg


/s/ Michael D. Winfield                 Director                           February 17, 1999
------------------------------
Michael D. Winfield


                                     EXHIBIT INDEX


The following documents are filed herewith or incorporated herein by reference.


Exhibit
  No.                                   Description
-------                                 -----------
   4.1         Certificate of Incorporation of the Company, as amended through
               February 4, 1993 (incorporated by reference to Exhibit 3(a) to the Annual Report on Form 10-K for the fiscal year ended
               September 30,  1993)

   4.2 By-laws of the Company (incorporated by reference to Exhibit 3(b) to the Annual Report on Form 10-K for the fiscal year ended
               September 30, 1992)

  *5.1         Opinion of Sidley & Austin

  *23.1        Consent of Arthur Andersen LLP

  *23.2        Consent of Sidley & Austin (contained in Exhibit 5.1 hereto)

  *24.1        Powers of Attorney (included on signature pages)

  *99.1        Landauer, Inc. Amended and Restated 1996 Equity Plan

   99.2        Landauer, Inc. 1997 Non-Employee Directors Stock Option Plan
               (incorporated by reference to Exhibit 10(i) to the Annual Report on Form 10-K for the fiscal year ended September 30, 1996)


___________________
*  filed herewith

                                      II-6